UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 19, 2011 (April 19, 2011)
Date of Report (Date of earliest event reported)

MEDGENICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35112	98-0217544
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

8000 Towers Crescent Drive, Suite 1300
Vienna, Virginia 22182
 (Address of principal executive offices, zip code)

(646) 239-1690
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As previously announced, on April 7, 2011, Medgenics, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC, as the representative of the underwriters named therein (collectively, the “Underwriters”), relating to a firm commitment underwritten public offering of common stock of the Company, $0.0001 par value per share (“Common Stock”), and warrants to purchase shares of Common Stock (the “Warrants”).  Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters an over-allotment option, exercisable one or more times for 45 days, to purchase up to a total of 369,000 additional shares of the Company’s Common Stock and additional Warrants to purchase up to 369,000 shares of Common Stock.

On April 19, 2011, the Company issued a press release announcing the exercise by the Underwriters of the over-allotment option to purchase 369,000 additional Warrants, at the public offering price of $0.46 per Warrant.  Attached and incorporated by reference as Exhibit 99.1 is a copy of the Company’s press release dated April 19, 2011, with respect to the foregoing information.

The information furnished in this report under this Item 7.01, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Medgenics, Inc. Press Release dated April 19, 2011 (furnished pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDGENICS, INC.

By:	/s/ Eugene A. Bauer
Name: Eugene A. Bauer, M.D.
Title: Executive Chairman of the Board of Directors

Date:	April 19, 2011